Exhibit 10.1

TO:    ______________

FROM:    Barbara Kennedy

DATE:     September 30, 2022

RE:    Amendment to RSA Award Agreements – Adding Consulting Services Requirement for Qualified Retirement

You have outstanding, unvested restricted stock awards (the “Outstanding RSA Awards”) under the Western Alliance Bancorporation 2005 Stock Incentive Plan. The company approved changes to the Outstanding RSA Awards to add a condition that you agree to be available for certain consulting services in order to be eligible to leave for a “Qualified Retirement,” as defined under the applicable award agreements for the Outstanding RSA Awards (the “Award Agreements”). This memo describes the changes. You will need to consent in writing to these changes, as noted below.

Your Outstanding RSA Awards currently allow for you to continue to vest in the award if you resign from employment due to a “Qualified Retirement,” as long as you satisfy all of the conditions included in the definition for “Qualified Retirement.”

The amendment to the Outstanding RSA Awards adds an additional post-resignation condition to receive continued vesting for a Qualified Retirement. Specifically, you must agree to stand ready to render certain consulting services during the post-resignation vesting period. The amended definition of “Qualified Retirement” which adds this requirement reads as follows (as marked for changes from the definition currently in the Award Agreements):

“Qualified Retirement” means a voluntary resignation of an individual who (i) is at least sixty (60) years old, (ii) has provided at least ten (10) years of Service, (iii) does not take a job with another financial services company or participate in a Competing Line of Business with the Company during the vesting period, and (iv) enters into and does not terminate a Consulting Agreement with the Company, substantially in the form attached hereto as Exhibit A, effective as of the date of such voluntary resignation as an employee.

The form of Consulting Agreement referenced in the added language above is attached to this memo as Exhibit A.

The award terms for your Outstanding RSA Awards otherwise remain unchanged.

This memo is an amendment to your Award Agreements. You need to agree to these changes, by signing and dating this memo where provided below and returning a signed copy via e-mail to Barbara Kennedy.

The form of Consulting Agreement attached to this memo does not need to be currently executed; rather, it would be executed if and when you leave for a Qualified Retirement. You should keep this memo with your Award Agreements and other documentation about your Outstanding RSA Awards.

If you have any questions about this memo, please contact Barbara Kennedy.

1 East Washington Street • Phoenix, AZ • 85004 • (602) 389-3500

ACCEPTED AND AGREED TO:

Signature:

Print Name:

Date:

Exhibit A

CONSULTING AGREEMENT
    THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of the ____ day of _____________, ______, by and between [EMPLOYEE NAME] (“Consultant”) and Western Alliance Bancorporation (the “Company”).
W I T N E S E T H:
    WHEREAS, the Company desires to have the benefit of the advice, counsel and services of the Consultant for a period of time under the terms set forth in this Agreement to assist in its business.
    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Consultant agree as follows:
     1.    Consulting Services. During the “Consulting Period” (as defined below), the Consultant shall stand ready and shall furnish to the Company or the Company’s subsidiaries and affiliates such reasonable services of an advisory or consulting nature with respect to its business and affairs as the Company may reasonably call upon the Consultant to furnish, subject to the Consultant’s health, family, and other business commitments. The parties agree that during the Consulting Period (i) the Consultant shall be available upon reasonable notice and at reasonable times for periodic consultations, either in person or by telephone/video conference, not to exceed [160] hours of service in any calendar year, [32] hours in any calendar month, or [12] hours on any day, unless agreed to in writing by the parties; (ii) in performing consulting services hereunder, the Consultant shall not be an employee of the Company but shall act in the capacity of independent contractor, and (iii) the Consultant shall not be required to render such services during Company holidays, vacation periods, or times of illness, disability or other incapacity. The “Consulting Period” means the period beginning as of the Consultant’s termination of employment with the Company and continuing until the first to occur of the following: (w) the Consultant provides the Company with written notice that the Agreement is terminated, (x) the Company provides the Consultant with written notice that the Agreement is terminated, which such notice may not be provided before the last scheduled vesting date of any Company equity compensation award that is outstanding as of the date of this Agreement, (y) the Company terminates the Consultant’s service because of the Consultant’s permanent and total disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and (z) the Consultant’s death. The parties intend that the Consultant shall have experienced a “separation from service” as defined under Section 409A of the Code upon the Consultant’s termination of services to the Company as an employee and regardless of the commitment to stand ready to provide consulting services under this Agreement.
     2.    Payment for Consulting Services. In consideration of the Consultant’s obligation to be available to and to render advisory and consulting services pursuant to the provisions of paragraph 1, the Company shall pay to the Consultant compensation in the amount of $_____ per documented hour of such service.1 The Consultant shall provide the Company with reasonable documentation of any such services on a monthly basis no later than the end of the following month, and the Company shall pay such amounts no later than 30 days after receipt. Services as a director to the Company or any of its subsidiaries and affiliates shall not be Consulting Services and will not be eligible for payment pursuant to this Agreement.
     3.    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by
1 NTD: The amount entered would be based on the executive’s base salary expressed as an hourly rate assuming 40 hours per week.

electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Consultant from time to time; and to the Consultant at the Consultant’s electronic mail or postal address as shown on the records of the Company from time to time or as otherwise determined appropriate by the Company, in its sole discretion, or at such other electronic mail or postal address as the Consultant, by notice to the Company, may designate in writing from time to time.
     4.    Entire Agreement. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter hereof, and no amendment, modification or cancellation hereof shall be effective unless the same is in writing and executed by the parties hereto (or by their respective duly authorized representatives).
     5.    Applicable Law. This Agreement shall be enforced, interpreted and construed under the laws of the State of Arizona, without reference to its conflict of laws provisions.
     6.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representatives, successors and assigns, if any.
     7.    Captions. The captions and headings set forth in this Agreement are for convenience of reference only and shall not be construed as a part of this Agreement.
     8.    Multiple Originals. This Agreement is executed in multiple originals, each of which shall be deemed an original hereof.

[signatures on next page]

    IN WITNESS WHEREOF, the Consultant and the Company have caused this Agreement to be duly executed as of the day and year first above written.
                        CONSULTANT
                        _____________________________
                        [name]

                        COMPANY
                        Western Alliance Bancorporation
                        By:________________________________
                         Name:___________________________
                             Title:______

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